Amendment No. 1 to Amended and Restated Sub Advisory Agreement
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SUB-ADVISORY AGREEMENT, effective as of April 1, 2019 (this “Amendment”) is made by and among Principal Global Investors, LLC, a Delaware limited liability company (“Manager”), Macquarie Capital Investment Management LLC, a limited liability company organized under the laws of Delaware (“Sub-Advisor”), and Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust, a Delaware statutory trust (“DIFA”) and amends the Amended and Restated Sub-Advisory Agreement between Manager and Sub-Advisor dated December 15, 2017 (“Sub-Advisory Agreement”).
WHEREAS, the Manager is the manager and investment adviser to Diversified Real Asset Fund (“Fund”), which is a series of Principal Funds, Inc., an open-end investment management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager previously appointed the Sub-Advisor as investment adviser with respect to the Fund;
WHEREAS, the Sub-Advisor is transitioning the majority of its business to the various series of Macquarie Investment Management Business Trust, including the Sub-Advisory Agreement to DIFA (collectively, the “Transition”);
WHEREAS, the Sub-Advisor has represented that the Transition does not constitute an “assignment” of the Sub-Advisory Agreement under the Investment Company Act of 1940, as amended; and
WHEREAS, DIFA is willing to serve as investment advisor with respect to the investment of the Fund’s assets Sleeve pursuant to the Sub-Advisory Agreement and this Amendment; and
WHEREAS, the Manager has furnished DIFA with copies properly certified or authenticated of each of the following and will promptly provide DIFA with copies properly certified or authenticated of any amendment or supplement thereto:

a.	Management Agreement with the Fund;

b.	The Fund’s registration statement and financial statements as file with the Securities and Exchange Commission (the “SEC”);

c.	The Fund’s Articles of Incorporation and Bylaws; and

d.	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by DIFA.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the Manager, the Sub-Advisor, and DIFA, each fully intending to be legally bound, agree as follows:
1.The Sub-Advisory Agreement in effect between the Manager and the Sub-Advisor is hereby assumed in its entirety by DIFA, except that:

a.	All references to the Sub-Advisor shall be replaced with references to DIFA;

b.	The following notice information for DIFA shall replace the notice information for the Sub-Advisor under Section 12(b) of the Sub-Advisory Agreement:

Macquarie Investment Management Advisers
Attention:	Brad Frishberg
Telephone:	(212) 231-1157
E-mail:	brad.frishberg@macquarie.com
Fax:	(212) 231-1878

With a copy to:
David Connor, General Counsel
E-Mail: David.Connor@macquarie.com

2.DIFA agrees to perform and be bound by all of the terms of the Sub-Advisory Agreement and the obligations and duties of the Sub-Advisor thereunder.
3.The Sub-Advisory Agreement shall continue in full force and effect as set forth therein for the remainder of its term.
4.The Manager represents that the Fund is a “qualified eligible person” as defined in Commodity Futures Trading Commission Regulation 4.7. The Manager hereby consents on its own behalf and on behalf of the Fund to the treatment of the Fund as an exempt account under Rule 4.7 of the Commodity Exchange Act and the Manager will promptly notify DIFA in the event that that Fund ceases to satisfy the “portfolio requirement” as defined in CFTC Regulation 4.7(a)(1)(v) and is not therefore a “qualified eligible person,” as defined in CFTC Regulation 4.7.
5.PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

MACQUARIE CAPITAL INVESTMENT MANAGEMENT LLC			DELAWARE INVESTMENTS FUND ADVISERS, a series of MACQUARIE INVESTMENT MANAGEMENT BUSINESS TRUST

By:	/s/ Barry Gladstein		By:	/s/ Susan Natalini
	Name:	Barry Gladstein		Name:	Susan Natalini
	Title:	SVP - Investments & Analysis		Title:	SVP

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Adam U. Shaikh
	Name:	Adam U. Shaikh
	Title:	Assistant General Counsel

By:	/s/ Clint Woods
	Name:	Clint Woods
	Title:	Vice President, Associate General Counsel & Assistant Corporate Secretary